Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Warwick Valley Telephone Company:

We hereby consent to the incorporation by Reference in the Registration Statements on Forms S-8 (333-46836, 333-64799, 333-169276 and 333-180829) of Warwick Valley Telephone Company of our report dated June 27, 2012 relating to the financial statements of the Warwick Valley Telephone Company 401(k) Plan, which appears in this Form 11-K.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey

June 27, 2012